                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                February 9, 2000



                          WESTERN WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             000-28160                              91-1638901
      ------------------------           ---------------------------------
      (Commission File Number)           (IRS Employer Identification No.)


                                    Suite 400
                              3650 131st Avenue SE
                               Bellevue, WA 98006
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

                              FOR IMMEDIATE RELEASE

        WESTERN WIRELESS ANNOUNCES FOURTH QUARTER 1999 FINANCIAL RESULTS
       - ALMOST 42,000 QUARTERLY NET INTERNAL ADDS, RECORD FOR COMPANY -

     BELLEVUE, Wash. (February 9, 2000) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of communication services to rural America, announced today its financial and operating results for the fourth quarter ended December 31, 1999.

     "Fourth quarter financial results were robust, with EBITDA (operating income before non-cash charges) of $64 million, a 50 percent increase from the same quarter in 1998. We continued to expand our rural presence by acquiring almost 19,000 domestic subscribers in 2 RSA's. In addition, Western Wireless International widened their reach by obtaining a license to provide nationwide PCS service in Bolivia," said John W. Stanton, chairman and chief executive officer of Western Wireless.

     COMPANY RESULTS

     Mikal Thomsen, president and chief operating officer of Western Wireless, commented, "We added a record number of subscribers this quarter, a total of almost 42,000. At the end of 1999, we had domestic subscribers of 834,700, an increase of 26% over the end of 1998. This quarter we continued to upgrade cell sites and we opened our second call center, expanding our service in all directions."

     During the fourth quarter of 1999, domestic subscribers increased by 60,700, including 18,800 from acquisitions, to 834,700. Service revenues increased 35 percent from the same quarter a year ago to $151.1 million and total revenues were $157.9 million, up 36 percent over the same quarter a year ago. EBITDA for the quarter was $64.3 million, a 50 percent increase over the fourth quarter of 1998. A non-cash expense of $8.9 million was recognized for stock based compensation. Net loss was $.8 million, a loss of $.01 per share for the quarter. Capital expenditures were $58 million for the quarter and $6.3 million in free cash flow (EBITDA less capital expenditures) was generated during the fourth quarter of 1999.

     For the year ended December 31, 1999 total revenues for the company were $567.3 million, a 36 percent increase from $416.6 million in 1998. Service revenues for the year ended December 31, 1999 were $543.9 million, a 35% increase over 1998. EBITDA for the year ended December 31, 1999 was $242.2 million compared to an EBITDA of $155.7 million in 1998, an increase of 56%. The net loss for

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the year ended December 31, 1999 was $148.8 million,  a loss of $1.94 per share, compared to a loss of $224.1 million, a loss of $2.95 per share, for the year ended December 31, 1998.

     WESTERN WIRELESS INTERNATIONAL

     Western Wireless International ("WWI") had a successful 1999, marked by launching service in Haiti and Croatia and acquiring a new license in Bolivia. At the end of 1999, WWI operating companies held licenses in 7 countries and served 320,000 customers.

     Located in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States and abroad. It currently offers cellular service marketed under the Cellular One(R) name in 19 western states. Through its subsidiaries, Western Wireless is licensed to offer wireless service in 7 countries.

FOR FURTHER INFORMATION CONTACT:

Investment Community:                              Media:
Gina Haggerty                                      John Snyder
(800) 261-5960                                     Snyder Buscher Group
gina.haggerty@wwireless.com                        (206) 652-9704
                                                   jsnyder@sbgir.com

                          WESTERN WIRELESS CORPORATION
         Consolidated Statements of Operations and Comprehensive Losses
                  (Dollars in thousands, except per share data)

                                                                            Twelve Months Ended December 31,
                                                               ----------------------------------------------------------
                                                                  1999            1998           1999           1998
                                                               ------------  ---------------  ------------  -------------
    Revenues:
         Subscriber revenues                                     $ 103,419         $ 88,248     $ 388,062      $ 330,050
         Roamer revenues                                            46,583           22,075       150,725         66,744
         Equipment sales                                             6,801            4,602        23,482         14,699
         Other revenues                                              1,080            1,297         5,072          5,127
                                                               ------------  ---------------  ------------  -------------
             Total revenues                                        157,883          116,222       567,341        416,620
                                                               ------------  ---------------  ------------  -------------

    Operating expenses:
         Cost of service                                            20,166           15,579        68,883         55,592
         Cost of equipment sales                                    10,395            8,925        36,249         33,149
         General and administrative                                 34,541           24,527       120,434         88,888
         Sales and marketing                                        28,516           24,410        99,610         83,309
         Depreciation and amortization                              25,948           20,161       102,013         74,402
         Stock based compensation                                    8,877                         79,223
                                                               ------------  ---------------  ------------  -------------
             Total operating expenses                              128,443           93,602       506,412        335,340
                                                               ------------  ---------------  ------------  -------------
    Operating income                                                29,440           22,620        60,929         81,280
                                                               ------------  ---------------  ------------  -------------

    Other income (expense):
         Interest and financing expense, net                       (28,232)         (23,739)      (99,993)       (92,227)
         Equity in net loss of unconsolidated affiliates            (2,987)             438       (14,529)        (4,746)
         Other, net                                                    834              433         3,862          1,855
                                                               ------------  ---------------  ------------  -------------
             Total other income (expense)                          (30,385)         (22,868)     (110,660)       (95,118)
                                                               ------------  ---------------  ------------  -------------

    Minority interest in net loss of consolidated
         subsidiaries                                                  162              479         1,610            479
                                                               ------------  ---------------  ------------  -------------

    Net income (loss) from continuing operations                      (783)             231       (48,121)       (13,359)
                                                               ------------  ---------------  ------------  -------------

    Net loss from discontinued operations                                           (57,437)      (82,152)      (210,710)
    Cost of discontinuance                                                                        (18,500)
                                                                             ---------------  ------------  -------------
             Total discontinued operations                                          (57,437)     (100,652)      (210,710)
                                                                             ---------------  ------------  -------------

             Net loss                                               $ (783)       $ (57,206)   $ (148,773)    $ (224,069)
                                                               ============  ===============  ============  =============

    Basic and diluted loss per share:
         Continuing operations                                     $ (0.01)          $ 0.00       $ (0.63)       $ (0.17)
         Discontinued operations                                                      (0.76)        (1.31)         (2.78)
                                                               ============  ===============  ============  =============
    Basic and diluted loss per share                               $ (0.01)         $ (0.76)      $ (1.94)       $ (2.95)
                                                               ============  ===============  ============  =============

    Weighted average shares used in
         computing basic and diluted loss per share             77,348,000       75,968,000    76,775,000     75,863,000
                                                               ============  ===============  ============  =============

    Comprehensive loss:
         Net loss                                                   $ (783)       $ (57,206)   $ (148,773)    $ (224,069)
         Other comprehensive income:
             Foreign currency translation adjustment                (2,126)          (2,328)       (2,316)        (2,328)
                                                               ------------  ---------------  ------------  -------------
    Total comprehensive loss                                      $ (2,909)       $ (59,534)   $ (151,089)    $ (226,397)
                                                               ============  ===============  ============  =============

                                                                        Supplementary Financial and Operational Data

    EBITDA(1)                                                     $ 64,265         $ 42,781     $ 242,165      $ 155,682
                                                               ============  ===============  ============  =============


    Beginning subscribers                                          774,000          620,300       660,400        520,000
    Change in subscribers (excluding acquisitions)                  41,900           40,100       150,300        135,300
    Change in subscribers due to acquisitions                       18,800                         24,000          5,100
                                                               ------------  ---------------  ------------  -------------
    Total change in subscribers                                     60,700           40,100       174,300        140,400
                                                               ------------  ---------------  ------------  -------------
    Ending subscribers                                             834,700          660,400       834,700        660,400
                                                               ============  ===============  ============  =============


       (1) EBITDA represents operating income before depreciation, amortization and stock based compensation.

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WESTERN WIRELESS CORPORATION

                                        Dated:  February 9, 2000

                                        By /s/ Alan R. Bender
                                           --------------------------
                                        Alan R. Bender
                                        Executive Vice President,
                                        General Counsel and Secretary